Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 20-F of Tikcro Technologies Ltd (the “Company”) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Eric Paneth, certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

June 29, 2009

By: /s/ Eric Paneth —————————————— Eric Paneth Principal Executive Officer and Principal Financial Officer